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                                                     EXHIBIT 5(a) AND 23(a)




                               May 29, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

     Re:  FIRSTBANK CORPORATION
          REGISTRATION STATEMENT ON FORM S-8
          FIRSTBANK CORPORATION
          STOCK OPTION AND RESTRICTED STOCK PLAN OF 1997

Dear Sir or Madam:

          We represent Firstbank Corporation, a Michigan corporation (the "Company"), with respect to the above-captioned registration statement on Form S-8 (the "Registration Statement") filed pursuant to the Securities Act of 1933 (the "Act") to register 210,000 shares of the Company's common stock ("Common Stock").

          As counsel for the Company, we are familiar with its Articles of Incorporation and Bylaws and have reviewed the various proceedings taken by the Company to authorize the issuance of the Common Stock to be sold pursuant to the Registration Statement. We have also reviewed and assisted in preparing the Registration Statement. In our review, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

          On the basis of the foregoing, we are of the opinion that when the Registration Statement has become effective under the Act, any and all shares of Common Stock that are the subject of the Registration Statement will, when issued upon payment of the purchase price for the shares to the Company, be validly issued, fully paid and nonassessable.







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Securities and Exchange Commission
May 29, 1998
Page 2
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          We hereby consent to the use of this opinion as an exhibit to the
Registration Statement on Form S-8 covering the Common Stock to be issued pursuant to the Stock Option and Restricted Stock Plan of 1997.

                                   Very truly yours,

                                   WARNER NORCROSS & JUDD LLP


                                   By: /S/ GORDON R. LEWIS
                                       Gordon R. Lewis
                                       A Partner